Exhibit 10.6.1.1

DIVIDEND CAPITAL TRUST INC.

2002 EMPLOYEE STOCK OPTION PLAN

OPTION AWARD AGREEMENT

AGREEMENT by and between Dividend Capital Trust Inc., a Maryland corporation (the “Company”) and [            ] (the “Optionee”), dated as of the 7th day of December, 2004.

WHEREAS, the Company maintains the Dividend Capital Trust Inc. 2002 Employee Stock Option Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Optionee is an Employee; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant a stock option to the Optionee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	Grant of Stock Option.

The Company hereby grants the Optionee an option (the “Option”) to purchase              shares of Common Stock, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

The Option is not intended to be and shall not be qualified as an “incentive stock option” under Section 422 of the Code.

2.	Option Price.

The Option Price per Share shall be $11.00.

3.	Initial Exercisability.

Subject to paragraph 5 below, the Option, to the extent that there has been no termination of the Optionee’s employment and the Option has not otherwise expired or been forfeited, shall first become exercisable with respect to 33 1/3% of the shares of Common Stock covered hereby on the first anniversary of the date hereof, with respect to an additional 33 1/3% on the second anniversary of the date hereof, and with respect to an additional 33 1/3% on the third anniversary of the date hereof. The Option shall only be exercisable for whole Shares.

4.	Exercisability Upon and After Termination of Optionee.

(a) In the event the Optionee has a Termination of Employment other than by the Company for Cause and other than by reason of death or disability, then no exercise of the Option may occur after the expiration of the three-month period to follow the Termination of Employment, or if earlier, the expiration of the term of the Option as provided under paragraph 5 below; provided that, if the Optionee should die after the Termination of Employment, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) one year from the date of the Termination of Employment of the Optionee, or (ii) the date on which the term of the Option expires in accordance with paragraph 5 below.

(b) In the event the Optionee has a Termination of Employment on account of death or disability of the Optionee, the Option (whether or not otherwise exercisable) may be exercised until the earlier of (i) one year from the date of the Termination of Employment of the Optionee, or (ii) the date on which the term of the Option expires in accordance with paragraph 5 below.

(c) Notwithstanding any other provision hereof, if the Optionee has a Termination of Employment by the Company for Cause then the Option, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.

(d) No Option (or portion thereof) which had not become exercisable at the time of Termination of Employment shall ever be or become exercisable. No provision of this paragraph 4 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable upon Termination of Employment.

5.	Term.

Unless earlier forfeited, the Option shall, notwithstanding any other provision of this Agreement, expire in its entirety upon the earlier of (i) the fifth anniversary of the date of Listing or (ii) the tenth anniversary of the date hereof. The Option shall also expire and be forfeited at such earlier times and in such circumstances as otherwise provided hereunder or under the Plan.

6.	Other Agreements of the Optionee.

(a) While the Optionee is employed by the Company or any affiliate thereof and for a period of one year after the Optionee terminates employment for any reason, the Optionee covenants and agrees that [he] will not, whether for [himself] or for any other person, business, partnership, association, firm, company or corporation, directly or indirectly, call upon, solicit, divert or take away or attempt to solicit, divert or take away, any of the customers, business or prospective customers of the Company or any affiliate thereof, or any employee with the Company or any affiliate.

(b) The Optionee acknowledges that the Company would be irreparably injured by a violation of paragraph 6(a), and the Optionee agrees that the Company or any affiliate thereof, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order or other equivalent relief, restraining the Optionee from any actual or threatened breach of any such paragraph. If a bond is required to be posted in order for the Company or any affiliate thereof to secure an injunction or other equitable remedy, the parties agree that the bond need not be more than a nominal sum.

7.	Miscellaneous.

(a) THIS AGREEMENT SHALL BE ADMINISTERED, INTERPRETED AND ENFORCED UNDER THE INTERNAL LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREOF. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b) It shall be the duty of the Committee to conduct the general administration of this Agreement in accordance with its provisions. The Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation, and application of this

Agreement as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Agreement, except with respect to matters which, under Rule 16b-3 or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

(c) All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Committee or mailed to its principal office, addressed to the attention of the Committee; and if to the Optionee, shall be delivered personally, sent by email or facsimile transmission or mailed to the Optionee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 7(c).

(d) The failure of the Optionee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Optionee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(e) It is expressly acknowledged that the service requirements relating to the Option are those expressly set forth in this Agreement (and that the additional service requirement as potentially contemplated by the first sentence of Section 4.5 of the Plan shall not apply). Nothing in this Agreement shall (i) confer upon the Optionee any right to (A) continue in the employ of the Company, or (B) receive any severance pay from the Company, or (ii) interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause.

(f) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the day and year first above written.

DIVIDEND CAPITAL TRUST INC.

By:

Name:

Title:

[Optionee’s Name]

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